Exhibit 4.47

English Translation

Execution Copy

Succession Agreement

This succession agreement (hereinafter referred to as this “Agreement”) is entered into by the parties named below as of September 7, 2015 in Beijing, the People’s Republic of China (hereinafter referred to as “PRC”):

Party A: eLong, Inc.

Address: 4th Floor, Hutchence David Century Garden, George Town, Grand Cayman, Cayman Islands

Authorized representative: Guangfu Cui

Party B: eLongNet Information Technology (Beijing) Co., Ltd.

Address: 10 Jiuxianqiao Road, Chaoyang District, Beijing

Legal representative: Guangfu Cui

Party C:

Guangfu Cui

Address: Room 101, Entrance 2, Building 3, No.2 sanatorium for retired cadres, 1 Xianghongqi Dongmenwai, Haidian District, Beijing

ID No.:

Haochuan Ding

Domicile: Room 101, Entrance 6, Building 3, 19 Dongjing Road, Xuanwu District, Beijing

ID No.:

Party D: Beijing eLong Information Technology Co., Ltd.

Address: 2nd Floor, Xingke Plaza-C, 10 Jiuxianqiao Street, Chaoyang District, Beijing

Legal representative: Guangfu Cui

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Party E:

Hao Jiang

Domicile: Room 601, Building No. 63, No. 316, Gumeixi Road, Minhang District, Shanghai

ID No.:

Rong Zhou

Domicile: Room 101, Building No. 41, No. 300, Xiaxi Road, Changning District, Shanghai

ID No.:

Whereas,

1.	Party A and Party C entered into the Seventh Amended and Restated Loan Agreement on November 10, 2014 (hereinafter referred to as “Loan Agreement”);

2.	Party A, Party B, Party C and Party D entered into the Seventh Amended and Restated Exclusive Purchase Right Agreement on November 10, 2014 (hereinafter referred to as “Exclusive Purchase Right Agreement”);

3.	Party B and Party C entered into the Equity Interest Pledge Agreement (hereinafter referred to as “Equity Interest Pledge Agreement”) on November 10, 2014;

4.	Party B, Party C and Party D entered into the Seventh Amended and Restated Business Operations Agreement on November 10, 2014 (hereinafter referred to as “Business Operations Agreement”); (Loan Agreement, Exclusive Purchase Right Agreement, Equity Interest Pledge Agreement and Business Operations Agreement are collectively referred to as “Control Agreements”)

5.	Party C, Guangfu Cui, entered into and issued to Party A the Power of Attorney on December 26, 2012; Party C, Haochuan Ding, entered into and issued to Party A the Power of Attorney on November 10, 2014 (hereinafter collectively referred to as “Power of Attorney”), and Party C, Guangfu Cui and his spouse entered into and issued to Party A and Party B the Declaration and Undertaking on December 26, 2012; Party C, Haochuan Ding and his spouse entered into and issued to Party A and Party B the Declaration and Undertaking on November 10, 2014 (hereinafter collectively referred to as “Declaration and Undertaking”);

6.	The parties agree to stipulate relevant rights and obligations under the Control Agreements through concluding this agreement.

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Now, Therefore, through unanimous consultation, the parties agree as follows:

1.	According to the provisions of Control Agreements, the parties hereby confirm that, Party A decides to exercise its equity interest purchase right under the Exclusive Purchase Right Agreement and request Party C to transfer its equity interests in Party D to Party E, which is the person designated by Party A.

2.	As requested by Party A and Party B, Party C shall enter into the Equity Interest Transfer Agreement with Party E in order to fulfill its obligations under the Exclusive Purchase Right Agreement, pursuant to which Party C shall transfer 100% of equity interests in Party D to Party E; and the parties confirm that, considering that Party E assumes Party C’s repayment obligations to Party A and/or Party B under the Loan Agreement, Party E will not need to make any payment to Party C for the equity interests in Party D so transferred.

3.	Party C agrees to transfer all of its rights and obligations under the Control Agreements to Party E on the date of the execution of this agreement, and Party E agrees to assume as a successor-in-interest all the rights and obligations of Party C under the Control Agreements; and effective on the date of the execution of this agreement, Party C will no longer have any rights or obligations under the Control Agreements and the Power of Attorney and Declaration and Undertaking shall also terminate on such date.

4.	As requested by Party A, Party A, Party B, Party D and Party E shall enter into an Eighth Amended and Restated Loan Agreement, an Eighth Amended and Restated Exclusive Purchase Right Agreement, an Equity Interest Pledge Agreement and an Eighth Amended and Restated Business Operations Agreement to provide for the rights and obligations of the parties and replace the Control Agreements; and as requested by Party A, Party E shall execute and deliver to Party A a power of attorney to the satisfaction of Party A; and as requested by Party A, Party E and his spouse shall execute and deliver to Party A and Party B a declaration and undertaking to the satisfaction of Party A.

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5.	The parties confirm that, as of the date of the execution of this agreement, Party C had had no default or any potential legal disputes and liabilities under the Control Agreements and Power of Attorney and Party C and his spouse had had no default or potential legal disputes and liabilities under the Declaration and Undertaking.

6.	Each of the parties to this agreement hereby represent and warrant to other parties to this agreement that: common understanding concluded by the parties in and under this agreement is legitimate and effective, legally binding upon them, and may be enforceable upon them according to the provisions thereof.

7.	The conclusion, validity, execution, interpretation and settlement of disputes of this agreement shall be governed by the laws of PRC. Any dispute arising from or in connection with this agreement shall be settled by the parties through friendly consultation. If no agreement on settlement of disputes is concluded within thirty (30) days after one party requests the settlement of disputes through consultation, any party may refer relevant disputes to the China International Economic and Trade Arbitration Commission (the “Arbitration Commission”) in Beijing. The Arbitration Commission shall conduct arbitration in accordance with the effective arbitration rules. Arbitration will take place in Beijing and be made in Chinese. The arbitration tribunal shall be composed of three arbitrators. The party requesting arbitration and the parties being requested for arbitration should respectively appoint one arbitrator, the chairman of the arbitration tribunal shall be appointed by the parties through consultation. In case the parties do not agree on the person selected as the chief arbitrator within twenty days from the date of appointing their respective arbitrator, the director of Arbitration Commission will appoint the chief arbitrator. The chief arbitrator cannot be a Chinese citizen or United States citizen. The arbitration award shall be final and binding upon the parties, and the parties agree to be bound by and execute the arbitration award. In case any dispute arises and is subject to arbitration, except for the disputed issues, the parties shall still perform other rights and obligations under this agreement. The parties agree that the arbitration tribunal formed according to this article shall have the right to grant the remedy of specific performance in appropriate cases according to the laws of PRC. For the avoidance of doubt, the parties further agree that any court having jurisdiction (including PRC court) may execute the arbitration award of specific performance issued by the arbitration tribunal. The parties agree to conduct arbitration in accordance with this article, and hereby irrevocably waive their right to appeal, reexamine or prosecute in a court or other administration of justice in any jurisdiction in any form, if and only if the aforesaid waiver is valid; provided however, that the waiver of the parties does not prevent any party from seeking any pre-arbitration injunction, pre-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for assisting in the arbitration procedure or carrying out any arbitration award.

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8.	This agreement shall take effect after being signed or sealed by the parties as of the date first written above.

9.	This agreement is made in septuplicate with the parties each holding one (1) copy and with each of the originals having the same legal effect.

In witness whereof the parties hereto have caused this Agreement to be duly executed in person or on their behalf by duly authorized representatives as of the date first written above.

[No text hereunder]

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[signature page of Succession Agreement]

Party A: eLong, Inc.

Signature of authorized representative: /s/Hao Jiang

Party B: eLongNet Information Technology (Beijing) Co., Ltd.

Signature of legal representative: /s/Guangfui Cui

Party C

Guangfu Cui

Signature: /s/Guangfu Cui

Haochuan Ding

Signature: /s/Haochuan Ding

Party D: Beijing eLong Information Technology Co., Ltd.

Signature of legal representative:/s/Hao Jiang

Party E:

Hao Jiang

Signature: /s/Hao Jiang

Rong Zhou

Signature: /s/Rong Zhou

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